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                                                      Exhibit 1.3


                                 DC HOLDCO, INC.


                                Medium-Term Notes

                   Due Nine Months or More from Date of Issue


                             DISTRIBUTION AGREEMENT


                                                        [                ], 1995


[Investment Banks]

Dear Ladies and Gentlemen:

          DC Holdco, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of [Investment Banks] (each an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes (the "Notes"). The Notes are to be issued pursuant to an indenture (the
"Indenture"), dated as of [             ], among the Company, The Walt Disney
Company, a Delaware corporation ("Disney"), as guarantor, and [              ],
as trustee (the "Trustee").  As of the date hereof, the Company has authorized
the issuance and sale of up to U.S. $[         ] aggregate principal amount (or
its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or composite currencies as the Company shall designate in the Notes) of Notes.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), including a prospectus (the "Base Prospectus") relating, among other things, to debt securities. The Company has filed with the Commission, transmitted for filing to the Commission, or shall promptly file with or transmit for filing to the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined), as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the

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1933 Act or otherwise.  The term "Prospectus" shall mean the Base Prospectus, the Prospectus Supplement, the Incorporated Documents and any term sheet or abbreviated term sheet as those terms are used in Rule 434 of the 1933 Act Regulations (each a "Term Sheet") except that, if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company, Disney [or Capital Cities/ABC, Inc. ("Capital Cities")] with the Commission under the 1934 Act after the date hereof, and so incorporated by reference or deemed incorporated by reference (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus, prospectus supplement, term sheet or abbreviated term sheet prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Notes shall not be deemed to have supplemented the Prospectus.

SECTION 1.     REPRESENTATIONS AND WARRANTIES; ADDITIONAL CERTIFICATES.

               (a) REPRESENTATIONS AND WARRANTIES. The Company [and Disney jointly and severally(1)] represent and warrant to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes by the Company to the purchasers (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the dates referred to in Section 6(a) hereof (each of the dates referenced above being referred to hereafter as a "Representation Date"), as follows:


____________________
(1) Representations, warranties and covenants of Disney shall be included if Disney guarantees the Notes as more fully described in the Prospectus Supplement and Indenture.


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                         (i)  The Incorporated Documents, when they
          became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act, and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act; no such Incorporated Document, when it became effective or was filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                         (ii) The Registration Statement, at the time it became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the applicable Representation Date, the Registration Statement and the Prospectus, and any supplements or amendments thereto, will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Registration Statement and the Prospectus, and any such supplement or amendment thereto, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Agents expressly for use therein or to those parts of the Registration Statement which constitute the Trustee's Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Form T-1"). There is no contract or

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          document of a character required to be described in the Registration
          Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                         (iii)  This Agreement, the Indenture, the
          Notes [including the related guaranty thereof by Disney (the "Guarantees)] and any applicable Terms Agreement have been duly authorized by the Company [and Disney] and conform in all material respects to the descriptions thereof in the Prospectus.

                         (iv)  The Indenture (assuming due execution
          and delivery thereof by the Trustee) is, and the Notes [and the Guarantees] (when executed by the Company [and Disney, respectively] and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof) will be, the legal, valid and binding obligations of the Company [and Disney], enforceable against the Company [and Disney] in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally,
          (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency. The Notes [and the Guarantees] (when executed by the Company [and Disney, respectively] and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

                         (v)  The Company [and Disney each] is a
          validly existing corporation in good standing under the laws of its state of incorporation. The Company [and Disney each] has full corporate power and authority to own, lease and operate its proper-

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          ties and to conduct its business as presently conducted and as described in the Prospectus; and the Company [and Disney each] is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company [and Disney, as the case may be] and its subsidiaries, considered as one enterprise.

                         (vi)  Except as contemplated in the
          Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, unless the Company has notified the Agents as provided in Section 3(d) hereof, there has not been any material adverse change in the consolidated financial condition or earnings of the Company [and Disney] and their subsidiaries, considered as one enterprise.

                         (vii)  [Neither] the Company [nor Disney] is
          [not] in violation of its Certificate of Incorporation or Bylaws. The execution and delivery of this Agreement by the Company [and Disney], the issuance and sale of the Notes [and the related Guarantees] and the performance by the Company [and Disney] of its [their] obligations under this Agreement, the Indenture and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Certificate of Incorporation or Bylaws of the Company [or Disney], (B) subject to the Company's [or Disney's, as the case may be,] compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company [or Disney] is a party or by which it may be bound, or to which any of the properties or assets of the Company [Disney] is subject, which breach or default would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise, or (C) any applicable law, administrative regula-

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          tion or administrative or court decree.  Except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Notes might be listed or with respect to Notes which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes. As of the date of each acceptance by the Company of an offer for the purchase of Notes and as of the date of each delivery of Notes [and related Guarantees] by the Company [and Disney, respectively,] the Company [and
          Disney] by such acceptance or delivery, as the case may be, shall be deemed to [jointly and severally] represent and warrant to the Agents that, both immediately before and immediately after giving effect to such acceptance or delivery, the Company [and Disney] shall be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above.

                         (viii)  To the best of the Company's [and
          Disney's] knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The financial statements included in the Registration Statement or Prospectus or incorporated therein by reference fairly present the consolidated financial position and results of operations of the Company [Disney] and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.

                         (ix)  Each of [      ] (collectively the
          "Significant Subsidiaries") is a validly existing corporation in good standing in the state of its incorporation. Each of the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently

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          conducted and as described in the Prospectus; and each of
          the Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise.

                         (x)  The Company [and Disney, each] has
          complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
          517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

               (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company [or Disney] and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company [and Disney, jointly and severally,] to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 2.     SOLICITATIONS AS AGENTS; PURCHASES AS PRINCIPALS.

               (a) SOLICITATIONS AS AGENTS. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and subject to the conditions set forth herein and in the Prospectus. Without the prior written consent of the Company, the Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes; provided, that without the Company's consent, the Agents may solicit offers to purchase the Notes from other brokers or dealers. In connection with the solicitation of offers to purchase Notes, without the prior consent of the Company, the Agents are not authorized to provide any written information relating to the Company [or Disney] to any prospective purchaser other than the Prospectus and the Incorporated Documents. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by

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such Agent, as agent, and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

          The Company reserves the right, in its sole discretion, to suspend the solicitation of offers to purchase the Notes through the Agents commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will, as soon as possible, suspend the solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, which such Agent is hereby authorized to deduct from the sales proceeds of each Note sold by the Company as a result of a solicitation made by such Agent, equal to the applicable percentage of the principal amount of each such Note, as set forth in Exhibit A hereto. Without the consent of the Company, no Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

          As an agent, each Agent is authorized, except during periods of suspension as provided in this Agreement, to solicit offers to purchase the Notes. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent, as agent. Each Agent shall have the right in its discretion reasonably exercised to reject any offer to purchase the Notes received by such Agent which it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part, and any such rejection shall not be deemed to be a breach of any agreement of the Company contained herein. The purchase price, interest rate, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes (a "Pricing Supplement"). Except as may be otherwise provided in any Pricing Supplement, each Note will be issued in the denomination of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. The Pricing Supplement may be in the form of a Term Sheet. All Notes will be sold at 100% of their principal amount unless otherwise agreed to by the Company. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Compa-

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ny, will be received, held and disposed of by such Agent, as agent of the
Company, subject to the right of such Agent to deduct from the sale proceeds the applicable commission as set forth on Exhibit A hereto.

          If requested by a prospective purchaser of Notes denominated in a currency other than U.S. dollars, the Agent soliciting the offer to purchase will use its reasonable efforts to arrange for the conversion of U.S. dollars into such currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other dates as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

               (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and any reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement if confirmed within 24 hours thereafter by an exchange of any standard form of written telecommunication (including facsimile transmission) between the Agent and the Company) is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which confirmation may be by facsimile transmission) or in writing shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company [and Disney] herein contained and shall be subject to the terms and conditions herein set forth. The Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Terms Agreement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise specified in the applicable Terms Agreement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity.

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               (c)  ADMINISTRATIVE PROCEDURES.  Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Procedures initially agreed upon shall be those set forth in Exhibit C hereto. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.

SECTION 3.     COVENANTS OF THE COMPANY.

          The Company covenants with each Agent as follows:

               (a) NOTICE OF CERTAIN EVENTS. The Company will notify the Agents promptly of (i) the designation and selection of additional agents to become party to this Agreement, (ii) the designation and selection of additional agents for the sale of Notes pursuant to any agreement other than this Agreement, (iii) the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Notes), (iv) the transmittal to the Commission for filing of any supplement to the Prospectus (other than a Pricing Supplement or a supplement relating solely to an offering of debt securities other than the Notes), (v) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than any comments relating solely to an offering of securities other than the Notes), (vi) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Notes) and (vii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in its best interests to do so.

               (b) NOTICE OF CERTAIN PROPOSED FILINGS. At or prior to the filing thereof, the Company will give the Agents notice of its intention to file any additional registration statement with respect to the registration of additional Notes to be covered by this Agreement, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), whether by the filing of documents pursuant to

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the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents promptly after the filing thereof.

               (c)  COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS.
The Company will deliver to the Agents one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

               (d) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. So long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Agents, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel for the Company, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principal. In addition, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement and the Company has given notice to the Agents pursuant to this subsection (d) within 90 days after the date of execution of such Terms Agreement, the Company will prepare and file as soon as practicable an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the Agents.

               (e) COMPLIANCE WITH THE 1934 ACT; ACCOUNTANTS' CONSENTS. [(x)] The Company will (i) comply, in a timely manner, with all applicable

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requirements under the 1934 Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, of the Company's proxy statements pursuant to Section 14(a) of the 1934 Act and (ii) use its best efforts to obtain the written consent of the Company's independent accountants as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company's annual reports on Form 10-K under the 1934 Act[; and

 (y) Disney will (i) comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of Disney's reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, of Disney's proxy statements pursuant to Section 14(a) of the 1934 Act and (ii) use its best efforts to obtain the written consent of Disney's independent accountants as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in Disney's annual reports on Form 10-K under the 1934 Act.]

               (f) EARNINGS STATEMENTS. The Company [Disney] will make generally available to its security holders, in each case as soon as practicable but in any event not later than 15 months after the acceptance by the Company of an offer to purchase Notes hereunder, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective, [Disney's] most recent annual report on Form 10-K filed with the Commission prior to the date of such acceptance, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act. The Company [and Disney] may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

               (g) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company will promptly notify the Agents of any suspension or termination of any such qualifications, and PROVIDED, FURTHER, that the Company shall not be obligated to register or qualify as a foreign corporation

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or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (h) SUSPENSION OF CERTAIN OBLIGATIONS. [Neither Disney nor] the Company shall [not] be required to comply with the provisions of subsections
(b), (c), (d), (e) or (g) of this Section 3 during any period from the time the Agents shall have been notified to suspend the solicitation of offers to purchase the Notes in their capacity as agents or resales of Notes purchased pursuant to a Terms Agreement, to the time the Company shall determine that the solicitation of offers to purchase the Notes through any Agent or Agents or resales as principal of Notes purchased pursuant to a Terms Agreement by any Agent or Agents should be resumed. Notwithstanding the foregoing, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement, the Company [or Disney, as the case may be,] shall comply with the provisions of subsections
(b), (c), (d), (e) and (g) of this Section 3 during the 90-day period from and including the date of execution of such Terms Agreement; PROVIDED, HOWEVER, that the Company [or Disney, as the case may be,] shall have the right, in its reasonable business judgment, to suspend such compliance during such 90-day period for an aggregate of up to 45 days, in which event such 90-day period shall be extended by the greater of (i) the number of days included in any such period of suspension and (ii) 30 days.

SECTION 4.     PAYMENT OF EXPENSES.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                         (i)  The preparation and filing of the
          Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

                        (ii) The preparation, filing and printing of this Agreement;

                       (iii)  The preparation, printing, issuance
          and delivery of the Notes;

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                         (iv)  The fees and disbursements of the
          Trustee and its counsel, of any calculation agent or exchange rate agent and of The Depository Trust Company;

                          (v)  The reasonable fees and disbursements of
          [                  ] (or such other counsel as is reasonably
          acceptable to the Company), as counsel to the Agents, incurred in connection with the execution and delivery of this Agreement and in connection with the review of subsequent deliveries pursuant to this Agreement;

                         (vi)  The qualification of the Notes under
          securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees
          and disbursements of [   ] (or such other counsel as is
          reasonably acceptable to the Company), as counsel to the Agents, in connection therewith and in connection with the preparation of any Blue Sky survey;

                        (vii)  The printing and delivery to the
          Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

                       (viii)  Any fees charged by rating agencies
          for the rating of the Notes;

                         (ix) Any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company; and

                          (x)  The subsequent delivery of legal
          opinions pursuant to Section 6(b) hereof.

SECTION 5.     CONDITIONS OF OBLIGATIONS.

          The obligations of any Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy, as of the applicable Representation Date, of the representations and warranties on the part of the Company herein and to the accuracy, as of the date made, of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed, and to the following additional conditions precedent:

               (a) OPINION OF COUNSEL TO THE COMPANY. On the date hereof, the Agents shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, dated as of the date hereof and in form and substance satisfactory to counsel for the Agents to the effect that:

                         (i)  The Company [Disney] and each of the
          Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its state of incorporation.

                        (ii)  The Company [and Disney each] has full
          corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture [and in the case of the Company,] to borrow money as contemplated in this Agreement and the Indenture, and to issue, sell and deliver the Notes.

                       (iii)  This Agreement has been duly
          authorized, executed and delivered by the Company [and
          Disney].

                        (iv) The Indenture has been duly authorized, executed and delivered by the Company [and Disney] and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company [and Disney] enforceable against the Company [and Disney] in accordance with its terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) as to Section 6.12 of the Indenture.

                         (v)  No consent or approval of any United
          States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Notes other than registration thereof under the 1933 Act, qualification of the Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold.

                        (vi)  [(a)] The Notes, when executed by the
          Company and authenticated in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)[; and

                              (b) The Guarantees, when executed by Disney and authenticated in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of Disney enforceable against Disney in accordance with their respective terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)].

                       (vii)  The Registration Statement has become
          effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration

          Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

                       (viii)  The execution and delivery of this
          Agreement and the Indenture by the Company [and Disney], the issuance and sale of the Notes [and Guarantees] and the fulfillment of this Agreement and the Indenture by the Company [and Disney] will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Certificate of Incorporation or Bylaws of the Company [or Disney], (B) any statute, law or regulation to which the Company [or Disney] or any of its [respective] properties may be subject or (C) any judgment, decree or order, known to such counsel, of any court or governmental agency or authority entered in any proceeding to which the Company [or Disney] was or is now a party or by which it is bound; provided, that such counsel may state that (1) the opinion set forth in clause (B) of this paragraph (viii) is limited to those United States statutes, laws or regulations currently in effect which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, and
          (2) no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which the Notes are to be offered and (3) no opinion is expressed with respect to such clause (B) with respect to the Notes [and the related Guarantees] which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index.

                       (ix)  The Registration Statement, as of the
          date it became effective, and the Prospectus, as of the date of this Agreement, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, except that in each case such counsel need not express an opinion as to (i) the Incorporated Documents,
          (ii) the financial statements and schedules and other financial data included or incorporated by reference therein or (iii) the Form T-1.

                       (x)  The statements in the Prospectus under
          the caption "Description of the Debt Securities" insofar as they purport to summarize certain provisions of documents specifically referred to therein, are in all material respects accurate summaries of such provisions.

          In rendering the opinions set forth above, such counsel may state that
(1) with respect to paragraphs (iv) and (vi), such enforcement may be limited by
(i) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and
(ii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (2) with respect to paragraphs (iv), (v) and (vi), no opinion is expressed thereto with respect to any Notes that are to be indexed or linked to any foreign currency or composite currency, commodity, equity index or similar index.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the Agents and counsel for the Agents, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that either the Registration Statement (excluding the Incorporated Documents) at the time such Registration Statement became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) of the 1933 Act Regulations) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (excluding the Incorporated Documents) as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to (i) the Incorporated Documents, (ii) the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus or (iii) the Form

T-1.

               (b) OPINION OF COUNSEL EMPLOYED BY THE COMPANY. On the date hereof, the Agents shall have received an opinion from David K. Thompson, Senior Vice President-Assistant General Counsel or from other counsel employed by the Company (provided that such counsel is a more senior officer of the Company), dated as of the date hereof and in form and substance satisfactory to counsel for the Agents, to the effect that:

                         (i)  Except as set forth in the Prospectus
          (including the Incorporated Documents), there is not pending or, to the best of such counsel's knowledge, after reasonable inquiry, threatened any action, suit or proceeding against the Company [Disney] or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise.

                         (ii)  To the best of such counsel's
          knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                         (iii)  To the best of such counsel's
          knowledge, after reasonable inquiry, [neither] the Company [nor Disney] is [not] in violation of its Certificate of Incorporation or Bylaws.

                         (iv)  To the best of such counsel's
          knowledge, after reasonable inquiry, (x) the execution and delivery, and (y) the performance, of this Agreement and the Indenture will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company [or Disney] is a party or by which it may be bound, or to which any of the property or assets of the Company[, Disney] or any of its [respective] subsidiaries is subject.

                         (v)  The Incorporated Documents, as of the
          date of this Agreement, comply as to form in all material respects with the requirements of the 1933 Act, except that in each case such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein.

          In addition, such counsel shall state that nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (including the Incorporated Documents) at the time such Registration Statement became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) of the 1933 Act Regulations) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the Incorporated Documents) as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

               (c)  OPINION OF AGENTS' COUNSEL.  On the date hereof, the Agents
shall have received an opinion from [                ], counsel to the Agents,
dated as of the date hereof and in form and substance satisfactory to the Agents.

               (d) OFFICER'S CERTIFICATE. [a] On the date hereof (and, if this certificate is being delivered pursuant to a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement), the Agents shall have received a certificate signed by an officer of the Company, substantially in the form of Appendix I hereto and dated the date hereof, to the effect that (i) the representations and warranties of the Company contained in Section 1(a) hereof (other than Section 1(a)(vii)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officer's knowledge, threatened by the Commission. The Officers Certificate shall further state that except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the date hereof and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise [;

                         [b]    On the date hereof (and, if a certificate is
being delivered pursuant to a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement), the Agents shall have received a certificate signed by an officer of Disney, substantially in the form of Appendix I hereto and dated the date hereof, to the effect that (i) the representations and warranties of Disney contained in Section 1(a) hereof (other than Section 1(a)(vii)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate and
(ii) Disney has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate. The Officers Certificate shall further state that except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the date hereof and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the date of the most recent consolidated financial statements of Disney included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition or earnings of Disney and its subsidiaries, considered as one enterprise].

               (e) COMFORT LETTER. On the date hereof, the Agents shall have received a letter from the Company's [Disney's] [and Capital Cities] independent certified public accountants, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents.

               (f) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents (as to itself only) and any Terms Agreement may be terminated by the Agent party to such Terms Agreement by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 6.     SUBSEQUENT DOCUMENTATION REQUIREMENT OF THE COMPANY.

          The Company covenants and agrees that so long as the Notes are authorized for sale pursuant to this Agreement and unless the sale of the Notes has been suspended as provided in this Agreement:

               (a) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to furnish or cause to be furnished to the Agents or to the Agent party to the Terms Agreement, as the case may be, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, a certificate in form satisfactory to counsel for the Agents to the effect that the statements contained in the certificate referred to in Section 5(d) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; PROVIDED, HOWEVER, that in the case of any such amendment or supplement that relates to the Notes which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, such certificate shall state that, for purposes of such certificate, the phrase "or with respect to Notes which are to be indexed or linked to any currency, composite currency, commodity, equity index or similar index" appearing in the second sentence of Section 1(a)(viii) hereof shall be deemed not to apply with respect to such Notes.

               (b) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement providing primarily for the inclusion of additional financial information, or (iii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Annual Report on Form 10-K, Current Report on Form 8-K or Quarterly Report on Form 10-Q relating primarily to financial statements or other financial information as of and for any fiscal quarter) or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to furnish or cause to be furnished promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to the Agents or to the Agent party to the Terms Agreement, as the case may be (with a copy to counsel to the Agents or counsel to such Agent, as the case may be), letters substantially in the form of Appendix II hereto (modified, as necessary, in the case of a Terms Agreement) from the counsel last furnishing the opinions referred to in Sections 5(a) and 5(b) hereof or, in lieu of such letters, letters from other counsel reasonably satisfactory to the Agents (which, in the case of the opinions referred to in such Section 5(b), shall include David K. Thompson, Senior Vice President - Assistant General Counsel of the Company), dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinions referred to in Sections 5(a) and 5(b) (other than, in the case of the opinion delivered pursuant to Section 5(b) hereof, the matters covered by Sections 5(b)(i) and 5(b)(iv)(x)) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; PROVIDED, HOWEVER, that in the case of any such amendment or supplement that relates to the Notes which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, the opinions referred to in Section 5(a) hereof shall not include the exceptions set forth in such Section 5(a) as to the Notes which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index. The Company shall use its best efforts to furnish or cause to be furnished to the Agents, promptly following each filing by the Company of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, a letter from the counsel last furnishing the opinion referred to in Section 5(b) hereof, or from other counsel reasonably satisfactory to the Agents, dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinion referred to in Section 5(b)(i) hereof, but modified, as necessary, to relate to the Registration Statement and Prospectus as amended and supplemented to the time of delivery of such letter.

               (c) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial statement information relating to the Company or the Company sells the Notes pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to cause the Company's independent public accountants promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to furnish the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter, dated the date of filing of such amendment, supplement or document with the Commission, or such Settlement Date, as the case may be, in form satisfactory to counsel for the Agents (or such Agent), of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
Section 5(e) hereof but modified, as necessary, to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(e) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented primarily to include financial information as of and for a fiscal quarter, the Company's independent certified public accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 7.     INDEMNIFICATION.

               (a) INDEMNIFICATION OF THE AGENTS. The Company [and Disney, jointly and severally,] agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

                         (i)  against any and all loss, liability,
          claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (C) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (ii)  against any and all loss, liability,
          claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (C) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company [and Disney]; and

                         (iii) against any and all expense whatsoever (including, subject to the limitations set forth in subsection (C) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

PROVIDED, HOWEVER, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Agent thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes which are the subject thereof from such Agent; or (C) as to which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7.

               (b) INDEMNIFICATION OF THE COMPANY [AND DISNEY]. Each Agent agrees to indemnify and hold harmless the Company, [Disney] its respective directors, each of its respective officers who signed the Registration Statement, and each person, if any, who controls the Company [or Disney] within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company [or Disney] by such Agent expressly for use in the Registration Statement or the Prospectus.

               (c) GENERAL. (i) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Agent or any person controlling such Agent, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company [and Disney] pursuant to this Section 7, such Agent or controlling person shall promptly notify the Company [and Disney] in writing, and the Company [or Disney] shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to such Agent) and payment of all expenses. Any such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Agent or such controlling person unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company [and Disney], (B) the Company [and Disney] shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Agent or such controlling person and the Company [or Disney], and such Agent or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company [or Disney] (in which case, if such Agent or such controlling person notifies the Company [and Disney] in writing that it elects to employ separate counsel at the expense of the Company [and Disney], [neither] the Company [nor Disney] shall [not] have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person, it being understood, however, that the Company [and Disney] shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and such controlling persons, which firm shall be designated in writing by a majority of all such Agents, on behalf of all of such Agents and such controlling persons).

                         (ii)  In case any action, suit or proceeding
          (including any governmental or regulatory investigation or proceeding) shall be brought against the Company [, Disney], any of the Company's [or Disney's] directors or officers, or any person controlling the Company [or Disney], with respect to which indemnity may be sought against any Agent pursuant to this Section 7, such Agent shall have the rights and duties given to the Company [and Disney] by subsection
          (c)(i) of this Section 7, and the Company [, Disney], the Company's [and Disney's]directors and officers and any such controlling person shall have the rights and duties given to the Agents by subsection (c)(i) of this Section 7.

SECTION 8.     CONTRIBUTION.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company [, Disney] and each Agent [, on the other hand,] shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company [and Disney] on the one hand and each of the Agents participating in the offering that gave rise to such losses, liabilities, claims, damages and expenses (a "Relevant Agent") on the other hand from the offering of such Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to Section 7(c) hereof or pursuant to the last sentence of this Section 8, then the Company [, Disney] and each Agent shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company and the Agents, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company [and Disney] on the one hand and each Relevant Agent on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company [and Disney] on the one hand and each Relevant Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same proportion as the total net proceeds from the sale of such Notes by such Relevant Agent received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by such Relevant Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company [(or Disney)] or such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If more than one Agent is a Relevant Agent in respect of a proceeding, each Relevant Agent's obligation to contribute pursuant to this Section 8 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company [or Disney], each officer of the Company [or Disney] who sign within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company [or Disney, as the case may be]. Any party entitled to contribution pursuant to the first sentence of this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought, from any other obligation it or they may have otherwise than under this Section 8; PROVIDED, HOWEVER, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to Section 7(c) hereof with respect to the same action, suit or proceeding.

SECTION 9.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company [or Disney] submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company [or Disney], and shall survive each delivery of and payment for any of the Notes.

SECTION 10.  TERMINATION.

               (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated by the Company (i) for any reason at any time with respect to any Agent or Agents upon the giving of 2 business days' written notice of such termination to each other party hereto or (ii) at any time upon notice to each other party hereto if no Notes then remain authorized for sale pursuant hereto. This Agreement may be terminated by any Agent (as to itself only) either (x) upon the giving of 2 business days' written notice of such termination to each other party hereto or (y) at any time upon notice to the Company if the Company [or Disney] shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 5 or 6 hereof or if no Notes then remain authorized for sale pursuant hereto.

               (b) TERMINATION OF A TERMS AGREEMENT. An Agent party to a Terms Agreement may terminate such Terms Agreement (as to itself only) immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of the Company [or Disney] has been suspended (other than pursuant to a request by the Company [or Disney] with respect to an announcement by the Company [or Disney] of certain information not constituting a material adverse change, since the date of this Agreement or the respective date as of which information is given in the Registration Statement, in the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iv) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable or (v) after the date of such Terms Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such Terms Agreement shall have been lowered or any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" with negative implications.

               (c) GENERAL. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) a terminating Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) a terminating Agent and the Company shall have entered into a Terms Agreement and the Settlement Date with respect thereto shall not yet have occurred or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 (subject to the provisions of Section 3(h)) and 6 hereof shall remain in effect until such Settlement Date or until such Notes are so delivered, as the case may be, and
(iii) the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 11.  NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed, as the case may be, to:

               [












                                                  ]

     Notices to the Company [or Disney] shall be directed to it at:

                       500 South Buena Vista Street

                  Burbank, California  91521

                 Attention:     Legal Department

SECTION 12.  PARTIES.

          This Agreement shall inure to the benefit of and be binding upon the Agents (and, in the case of a Terms Agreement, the Agent or Agents party thereto) and the Company [and Disney] and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                       Very truly yours,

                       DC HOLDCO, INC.

                       By
                         --------------------------
                         Name:
                         Title:


                       THE WALT DISNEY COMPANY


                       By
                         --------------------------
                         Name:
                         Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:

[                                          ]

By
  ---------------------------
  Name:
  Title:


  ---------------------------
[(                         )]

[                    ]


By
  ---------------------------
  Name:
  Title:

                                                                      EXHIBIT A


                                                                      Commission
TERM(1)                                                                 RATE(2)
-------                                                               ----------
More than 9 months but less than 1 year. . . . . . . . . . . .           0.___%
From 1 year but less than 18 months. . . . . . . . . . . . . .           0.___
From 18 months but less than 2 years . . . . . . . . . . . . .           0.___
From 2 years but less than 3 years . . . . . . . . . . . . . .           0.___
From 3 years but less than 4 years . . . . . . . . . . . . . .           0.___
From 4 years but less than 5 years . . . . . . . . . . . . . .           0.___
From 5 years but less than 6 years . . . . . . . . . . . . . .           0.___
From 6 years but less than 7 years . . . . . . . . . . . . . .           0.___
From 7 years but less than 10 years. . . . . . . . . . . . . .           0.___
From 10 years but less than 15 years . . . . . . . . . . . . .           0.___
From 15 years but less than 20 years . . . . . . . . . . . . .           0.___
From 20 years but less than 30 years . . . . . . . . . . . . .           0.___
From 30 years. . . . . . . . . . . . . . . . . . . . . . . . .           To be
                                                     determined by the Company
                                                     and the relevant Agent(s)

--------------------
(1) With respect to each Note that is subject to purchase by the Company at the option of the holder thereof (a "Put Note"), the word "Term" as used in this exhibit a refers to the earliest purchase date specified in the applicable Put Note.

(2) With respect to each Note that is a Discount Security (as defined in the Indenture), the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent shall be based on the purchase price of such Note.

                                        1

                                                                     EXHIBIT B



          The following terms, if applicable, shall be agreed to by each Agent and the Company pursuant to each Terms Agreement:

     Principal Amount:             $_________
       (or principal amount of
       foreign currency or
       composite currency)

     Interest Rate

          If Fixed Rate Note, Interest Rate:

          If Floating Rate Note:

               Base Rate or Rates:
               Initial Interest Rate:
               Spread or Spread Multiplier, if any:
               Interest Reset Dates:
               Interest Payment Dates:
               Index Maturity:
               CMT Maturity Index, if any:
               Interest Determination Dates:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Interest Reset Period:
               Interest Payment Period:
               Calculation Agent (if other than the
               Trustee):

     If Redeemable:

          Earliest Redemption Date:
          Redemption Price:

     Stated Maturity:
     Final Maturity (for Renewable Notes):
     Initial Maturity (for Renewable Notes):
     Purchase Price:          ___%
     Settlement Date and Time:

     Currency of Denomination (if currency is other than
       U.S. dollar):
     Currency of Payment (if currency is other than U.S.
       dollar):
     Denominations:
     Additional Terms:

Also, agreement(4) as to whether the following will be required:

     Officer's Certificate pursuant to Section 6(a) of the Distribution
     Agreement.

     Legal Opinion pursuant to Section 6(b) of the Distribution Agreement.

     Comfort Letter pursuant to Section 6(c) of the Distribution Agreement.

     Any restriction on the ability of the Company to sell senior debt securities with an identical or substantially similar maturity between the date of the Terms Agreement and the applicable Settlement Date.

     Payment by the Company of legal expenses of counsel to Agent(s).


-------------------------
(4) The following generally will not be required in connection with a sale of less than $50,000,000 aggregate principal amount of Notes.

                                                                    Appendix I
                          FORM OF OFFICER'S CERTIFICATE

                                 DC HOLDCO, INC.


          I, [Name], [Title] of DC Holdco, Inc., a Delaware corporation (the "Company"), [and [Title] of The Walt Disney Company, a Delaware corporation ("Disney")] pursuant to Section 5(d) of the Distribution Agreement, dated [
], 1995 (the "Distribution Agreement"), between the Company and each of (i) [
], (ii) [  ] (collectively, the "Agents"), relating to the offering from time to
time by the Company directly or through the Agents of up to $[        ]
aggregate principal amount of Medium-Term Notes of the Company, hereby certify on behalf of the Company that:

          1. Except as contemplated in the Prospectus (as defined in the Distribution Agreement) or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document (as defined in the Distribution Agreement), since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, there has not been any material adverse change in the consolidated financial condition or earnings of the Company [and Disney] and its[their] subsidiaries, taken as a whole.

          2. The representations and warranties of the Company [and Disney] contained in Section 1(a) of the Distribution Agreement (other than Section 1(a)(vii) thereof) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof.

          3. The Company [and Disney, each] has complied with all agreements and satisfied all conditions required by the Distribution Agreement or the Indenture (as defined in the Distribution Agreement) on its part to be performed or satisfied at or prior to the date hereof.

          4. No stop order suspending the effectiveness of the Registration Statement (as defined in the Distribution Agreement) has been issued and no proceedings for that purpose have been initiated or, to the best of my knowledge, threatened by the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of September, 1994.


                         __________________________________
                         Name:

                         Title:

                                                               Appendix II




                       FORM OF RELIANCE LETTER OF COUNSEL



                                                                 ___________, 19


[Investment Banks]

          Re:  DC HOLDCO, INC. MEDIUM-TERM NOTES

Dear Sirs:

          [We] [I] have delivered an opinion to you dated _________, 19__ as counsel to DC Holdco, Inc. (the "Company") [and The Walt Disney Company], pursuant to Section [5(a)] [5(b)] of the Distribution Agreement, dated as of
[              ], 1995 (the "Distribution Agreement"), between the Company and
[the investment banks]. You may continue to rely upon such opinion [(other than, in the case of the opinion delivered pursuant to Section 5(b) of the Distribution Agreement, the matters covered by Section 5(b)(i) and 5(b)(iv)(x) thereof, as to which no opinion is expressed)] as if it were dated as of this date, except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus (as such terms are defined in the Distribution Agreement) as amended and supplemented to this date.

          This letter is delivered to you pursuant to Section 6(b) of the Distribution Agreement.

                              Very truly yours,